Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257941, 333-263380, 333-270343, 333-272733, 333-277695, 333-280212 and 333-285571 on Form S-8 and Registration Statement Nos. 333-268260, 333-268261, 333-277699 and 333-285570 on Form S-3 of our report dated March 4, 2026, relating to the financial statements of TScan Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 4, 2026